AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1998
                                                REGISTRATION STATEMENT 333-46541
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                                ----------------


                                 AMENDMENT NO. 4


                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                ----------------

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             NEW JERSEY                            2750                       22-3561164
   (State or Other Jurisdiction        (Primary Standard Industrial        (I.R.S. Employer
 of Incorporation or Organization)      Classification Code Number)     Identification Number)

                                629 GROVE STREET
                          JERSEY CITY, NEW JERSEY 07310
                                 (201) 217-1990
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)


                            MR. MICHAEL R. CUNNINGHAM
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                629 GROVE STREET
                          JERSEY CITY, NEW JERSEY 07310
                                 (201) 217-1990
 (Name, Address Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)
                                ----------------

                          Copies of Communications to:

         JEFFREY A. BAUMEL, ESQ.             JEFFREY S. LOWENTHAL, ESQ.
        LAWRENCE A. GOLDMAN, ESQ.           STROOCK & STROOCK & LAVAN LLP
        GIBBONS, DEL DEO, DOLAN,                   180 MAIDEN LANE
      GRIFFINGER & VECCHIONE, P.C.            NEW YORK, NEW YORK 10038
          ONE RIVERFRONT PLAZA                     (212) 806-5400
        NEWARK, NEW JERSEY 07102
             (973) 596-4500

                               ----------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______.

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [X]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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



                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate of the fees and expenses to be incurred in connection with the issuance and distribution of the shares of Common Stock offered hereby.


     Securities and Exchange Commission Registration Fee .........     $   9,262
     NASD Filing Fee .............................................     $   3,640
     NASDAQ Listing Fee -- National Market Fee ...................     $  63,725
     Blue Sky Fees and Expenses ..................................     $   3,000
                                                                       ---------
     Legal Fees and Expenses .....................................     $ 350,000
     Accounting Fees .............................................     $ 225,000
     Printing and Engraving Costs ................................     $ 100,000
     Transfer Agent Fees .........................................     $   5,000
     Miscellaneous Expenses ......................................     $  40,373
                                                                       =========
     Total .......................................................     $ 800,000
                                                                       =========


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* To be included by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation contains a provision eliminating or limiting director liability to the Registrant and its stockholders for monetary damages arising from acts or omissions in the director's capacity as director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under the New Jersey statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Registrant protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Registrant or a stockholder thereof to successfully prosecute an action against a director for breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the Registrant's Certificate of Incorporation and Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director or officer of the Registrant who by reason of the fact that he or she is a director or officer of the Registrant, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee or agent in advance of the final deposition of such proceeding in accordance with the applicable provisions of the New Jersey Business Corporation Act.

     Each of the officers and directors of the Company is insured against certain liabilities which he or she might incur in his or her capacity as an officer or director pursuant to a Directors and Officers Liability Policy issued by Federal Insurance Company of Warren, New Jersey. The general effect of this policy is that if during the policy period any claim or claims are made against the officers and directors of the Company or any of them individually for a Wrongful Act (as defined in the policy) while acting in their individual or collective capacities as directors or officers, and the Company has indemnified them, the insurer will pay for 100% of any Loss (as defined in the policy). In those instances where the officers and directors are not indemnified by the Company, the insurer will pay on behalf of the officers and directors of the Company or any of them, their executors, administrators, or assigns, 100% of the Loss. The insurer's combined limit of liability is $1,000,000 during any policy year and $1,000,000 for any single Loss. "Wrongful Act" is defined as any error, misstatement, misleading statement, act, omission, neglect or breach of duty actually or allegedly committed or attempted by the officers or directors of the Company while acting in their individual or collective capacities or in any matter, not excluded by the terms and conditions of the policy, claimed against them by reason of their being directors or officers of the Company. The term "Loss" is defined as any amount which the Company shall be required or permitted by law to pay to such person as indemnity for a claim or claims made against them for "Wrongful Acts," and includes damages, judgments, settlements, costs, charges, and expenses incurred in the defense of actions, suits or proceedings and appeals therefrom, except that the term "Loss" does not include fines or penalties imposed by law or matters which may be deemed uninsurable under the law pursuant to which the policy shall be construed.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Upon formation of the Company, one share of Common Stock was issued to Michael R. Cunningham.

     Immediately prior to the Offering, the Company is closing the private placement of 2,595,260 shares of Common Stock to the existing stockholders of the Predecessor in connection with the Reorganization.

     The recipients of these securities are the following:


     NAME                                               NUMBER OF SHARES
     ------------------------------------------------- -----------------
            Michael R. Cunningham ....................     2,050,727
            Gordon Mays ..............................       228,198
            Timothy Mays .............................       165,803
            James J. Cunningham, Trustee .............       130,898
            William J. Mays, Trustee .................         9,817
            William Edward Shannon, Trustee ..........         9,817


     Contemporaneously with the completion of the Offering, the Company is closing the private placement of 169,739 shares of Common Stock to the selling stockholders of Roda as part of the purchase price for the shares of capital stock of Roda. For purposes of the transaction, a share of Common Stock is being valued at the initial public offering price.

     The recipients of these securities are the following:


     NAME                                                NUMBER OF SHARES
     -------------------------------------------------- -----------------
            Peter L. Furlonge .........................      128,323
            Ralph J. Elman ............................          624
            Stelby Holdings Limited ...................        3,999
            Central Investments Limited ...............       17,901
            The Naggar Family Pension Scheme ..........        3,999
            M. L. Tagliaferri .........................          508
            M. D. Moriarty ............................           51
            Mrs. J. Moriarty ..........................           76
            George Harvey .............................       14,258


     The Company relies on Section 4(2) of the Securities Act in making the foregoing private placements. No offer was made to any person other than the existing stockholders of the Predecessor and the selling stockholders of Roda Limited.

     No underwriters are involved nor will any commissions be paid in connection with the foregoing transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


   EXHIBIT NO.                                          DESCRIPTION
----------------   -------------------------------------------------------------
       1.1-        Form of Underwriting Agreement among the Company,  Schroder &
                   Co. Inc. and Prudential Securities Incorporated
       1.2^        Agreement  for the Sale and  Purchase  of the  Entire  Issued
                   Share  Capital of Roda Limited dated January 16, 1998 between
                   P.L. Furlonge and others and the Predecessor
       1.2(a)-     Supplemental  Agreement  dated  March 24, 1998  between  P.L.
                   Furlonge and others and the Predecessor
       2.1-        Reorganization    Agreement   among   Stockholders   of   the
                   Predecessor and CGII
       3.1^        Certificate of Incorporation
       3.2^        By-Laws
       4.2-        Specimen Common Stock Certificate
       5.1-        Opinion of Gibbons, Del Deo, Dolan, Griffinger & Vecchione
      10.1*        1998 Stock Option Plan
      10.2^        Directors' Stock Option Plan
      10.3-        Form of  Employment  Agreement  between  the Company and M.R.
                   Cunningham
      10.4-        Form of Employment Agreement between the Company and G. Mays
      10.5-        Form of Employment Agreement between the Company and T. Mays
      10.6-        Form of  Employment  Agreement  between  the  Company  and R.
                   Needle
      10.7^        Form of  Service  Agreement  between  Roda  Limited  and P.L.
                   Furlonge
      10.8-        Employment Agreement between the Company and Robert M. Okin
      10.9^        Loan and Security  Agreement  dated December 15, 1997 between the Company and Summit Bank, as amended

      10.10#+ Printing Services Agreement dated July 12, 1996 between the Company and Goldman, Sachs & Co., as amended

      10.11^       Agreement  of Lease dated April 18, 1989  between the Company and Lackawanna Warehouse Corp. of New Jersey, as amended
      10.12^       Agreement of Sublease dated July 15, 1996 between the Company and Goldman, Sachs & Co.
      10.13*       Form of Roda Lease
      10.14*       Joint Marketing  Agreement among Cunningham  Graphics,  Inc.,
                   Roda Print Concepts Ltd. and Workable Ltd.
      10.15-       Form of  Employment  Agreement  between  the  Company  and I.
                   Lykogiannis
      10.16-       Form of  Employment  Agreement  between  the  Company  and R.
                   Zanisnik
      14(a)^       Financial Statement Schedule
                   Report  of  Independent   Auditors  on  Financial   Statement
                   Schedule Schedule II -- Valuation of Qualifying Accounts
      21.1^        List of all subsidiaries of the Company
      23.1-        Consent of Gibbons,  Del Deo,  Dolan,  Griffinger & Vecchione
                   (included in Exhibit 5.1)
      23.2-        Consent of Ernst & Young LLP
      23.3-        Consent of Ernst & Young Chartered Accountants
      24.1-        Power of Attorney (Page II -- 5)
      27^          Financial Data Schedule
      99.1^        Consent of Arnold Spinner
      99.3*        Consent of Laurence Gerber
      99.4*        Consent of Stanley J. Moss



----------
 ^ Previously filed with the Commission on February 19, 1998 in the Company's Registration Statement on Form S-1.

 * Previously filed with the Commission on March 31, 1998 in Amendment No. 1 to the Company's Registration Statement on Form S-1.

 - Previously filed with the Commission on April 17, 1998 in Amendment No. 2 to the Company's Registration Statement on Form S-1.


 # Previously filed with the Commission on April 21, 1998 in Amendment No. 3 to the Company's Registration Statement on Form S-1.


 + Portions of this Exhibit have been omitted and have been filed separately with the Secretary of the Commission pursuant to Registrant's Application Requesting Confidential Treatment under Rule 406 of the Securities Act.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to Item 14 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant further undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective;

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be bona fide offering thereof.

     The undersigned registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                        SIGNATURES AND POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on April 21, 1998.


                                 CUNNINGHAM GRAPHICS INTERNATIONAL, INC.

                                 By: /s/ Michael R. Cunningham
                                     ------------------------------------------
                                     Michael R. Cunningham
                                     President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Michael R. Cunningham and Gordon Mays, or either of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.


             NAME                             TITLE                    DATE
-------------------------------  ------------------------------  ---------------
    /s/ Michael R. Cunningham    Chairman of the Board,          April 21, 1998
 ----------------------------    President, Chief Executive
       Michael R. Cunningham     Officer and Director
                                 (Principal Executive Officer)

         /s/ Robert M. Okin      Senior Vice President and       April 21, 1998
 ----------------------------    Chief Financial Officer
            Robert M. Okin       (Principal Financial and
                                 Accounting Officer)

      /s/ James J. Cunningham    Director                        April 21, 1998
 ----------------------------
        James J. Cunningham

           /s/ Gordon Mays       Director                        April 21, 1998
 ----------------------------
              Gordon Mays